EXHIBIT 21

SUBSIDIARIES OF JONES APPAREL GROUP, INC.

Name	State or Country of Incorporation	Other Names Under Which Subsidiary Does Business
Apparel Testing Services, Inc.	New Jersey	N/A
Asia Expert Limited	Hong Kong	N/A
Exportex de Mexico, S.A. de C.V.	Mexico	N/A
Greater Durango, S. de R.L. de C.V.	Mexico	N/A
Import Technology of Texas, Inc.	Texas	N/A
Jones Apparel Group Canada ULC	Canada	N/A
Jones Apparel Group Canada, LP	Canada	JNY Blue Jones New York Factory Store Jones New York
Jones Apparel Group Holdings, Inc.	Delaware	N/A
Jones Apparel Group USA, Inc.	Delaware	N/A
Jones Apparel of Texas II, Ltd.	Texas	N/A
Jones Canada, Inc.	Canada	N/A
Jones Denim Holdings, Inc.	Delaware	N/A
Jones Denim Management Services, Inc.	Delaware	N/A
Jones Distribution Corporation	Delaware	N/A
Jones Holding Inc.	Delaware	N/A
Jones International Limited	Hong Kong	N/A
Jones Investment Co. Inc.	Delaware	N/A
Jones Management Service Company	Delaware	Apparel Management Service Company (New Hampshire only) JAG Management Service Company (Rhode Island and Maine only)
Jones Retail Corporation	New Jersey

Anne Klein
Anne Klein New York
Banister Shoe Studio
Banister/Easy Spirit
Bandolino
Banister Shoe
Enzo Angiolini
Easy Spirit
Easy Spirit Outlet
Jones New York
Jones New York Woman
Jones New York Sport
Jones New York Factory Stores
Jones New York Country
Jones New York Company Store
Jones New York Country/Sport
Jones New York Sport Factory Stores
Jones New York Mens & Womens Suits
Jones New York The Executive Suite
Jones New York Factory Finale
Kasper
Nine West
Nine West Apparel
Nine West Lifestyle
Nine West Outlet
NW Clearance
Nine West Clearance
Rena Rowan
The Napier Factory Store
Treza
Treza Woman

Kasper Europe, Ltd.	Delaware	N/A
Manufacturera Sun Apparel, S. de R.L. de C.V.	Mexico	N/A
Maquilas Pami, S.A. de C.V.	Mexico	N/A
Maxwell Footwear of California, Inc.	Delaware	N/A
McNaughton Apparel Group Inc.	New York	N/A
Nine West Accessories (HK) Limited	Hong Kong	N/A
Nine West Development Corporation	Delaware	N/A
Nine West Footwear Corporation	Delaware	N/A
Victoria + Co Ltd.	Rhode Island	N/A

Certain non-significant subsidiaries were omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended.